Exhibit 99.1
FOR FURTHER INFORMATION CONTACT:
Bruce A. Klein
Vice President- Finance and Chief Financial Officer
Franklin, Tennessee
615-771-3100
FOR IMMEDIATE RELEASE
WEDNESDAY, OCTOBER 1, 2008
CLARCOR ANNOUNCES 12.5% DIVIDEND INCREASE AND DECLARES REGULAR QUARTERLY DIVIDEND
Franklin, TN, October 1, 2008 — The CLARCOR Inc. (NYSE:CLC) Board of Directors at the September 29, 2008 board meeting declared an increase in the regular quarterly dividend from $0.08 per share to $0.09 per share. This increase raises the annual rate from $0.32 per share to $0.36 per share, a 12.5% increase and the 25th consecutive annual increase. The dividend is payable October 24, 2008 to shareholders of record October 10, 2008.
CLARCOR is based in Franklin, Tennessee and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets. Common shares of the Company are traded on the New York Stock Exchange under the symbol CLC.